Exhibit 10.51



                            ADAM WHOLESALERS, DENVER

This agreement of Lease made this 1ST DAY OF JANUARY by and between ADAM WHOLESALERS, INC. (Hereinafter collectively called "Lessors") and ADAM WHOLESALERS, DENVER (Hereinafter called "Lessee").

                                   WITNESSETH:
1. Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor the real estate described in Exhibit A attached hereto together with all improvements located thereon.

2. The term of Lease shall be ten (10) years commencing with the 1ST DAY OF JANUARY, 1995 and ending with the 31ST DAY OF DECEMBER, 2005.

3. Lessee shall pay to lessor as rent for the lease premises the sum of THREE HUNDRED FORTY EIGHT THOUSAND DOLLARS ($348,000) a year, payable in advance on the first day of every month during the term hereof in installments of TWENTY NINE THOUSAND DOLLARS ($29,000).

4.      In addition to said rental as provided above:

        a. The lessee covenants and agrees to pay promptly when due, all taxes and assessments of every kind and nature levied, assessed or payable upon the real estate and improvements thereon, which are the subject of this Lease, together with all business taxes, assessments, levies, license fees, water rents, sewer rents, excises, franchises, penalty and charges, of whatever nature of kind which are now or may hereafter be levied, assessed, charged or imposed or become payable during the term of this Lease by any government of political body, corporation or unit, or which may become alien upon the property, or upon the leasehold interest, or which are, or may hereafter be levied, assessed or charged by reason of the use or occupancy of the premises under this lease.

        b. Lessee covenants and agrees that during the term of this Lease it will, at Lessee's own cost and expense, carry "all risk" insurance on the demised premises in an amount not less than the full replacement value of all structures erected on said premises, insuring said structures against loss, destruction or damage by fire or other casualty. The proceeds of such insurance shall be payable to Lessors. In addition, Lessee shall carry public liability insurance indemnifying Lessors in an amount satisfactory to Lessors.

        c. Lessee covenants that it will, during the term of this Lease, at its own expense, keep and maintain the demised premises and all structures erected thereon and all appurtenances thereto in good and substantial repair, both exterior and interior and including any parking area or driveways, and that it will indemnify and save harmless the Lessor from and against all liens, claims or damages by reason of any repairs or improvements which may be made by the Lessee on said premises, and Lessee further covenants to surrender the premises at the end of the term in as good condition as they are at the date of the commencement of the term or may be put thereafter, ordinary wear and tear excepted.

 5. It is the intention and purpose of the parties thereto to create by this instrument a Lease of the kind commonly known as "Carefree" to the Lessor. Accordingly, the Lessee agrees to bear, pay for and discharge not only such items as it has specifically agreed by the prior provisions of this Lease to bear, pay and discharge, but also all other costs, charges and expenses of every kind and nature whatsoever which must be borne, paid and discharged in order to accomplish the purpose and objects of this Lease, namely:

        a. That the Lessor shall receive from the Lessee, without diminution on account of any matter or thing whatsoever except such as shall arise from breach by the Lessor of any covenant or covenants of the Lessor contained herein, the rentals agreed to be paid by the Lessee;

        b. That the Lessor shall be subjected to no expense whatsoever on account of any matter or thing connected with or arising from the leased premises or this Lease during the term hereof, except matters connected with or arising from the covenants of the Lessor contained herein; and

        c. That the Lessor at the expiration of or sooner termination of this Lease, shall receive possession of the leased premises and the improvements thereon in accordance with the covenants of the Lessee contained herein and free and clear of all claims, liens, charges and encumbrances expect those to which the lease premises are now subject, or which may be placed thereon by the Lessor, or which shall arise because of breach by the Lessor of any covenant or covenants of the Lessor contained herein.

6. The terms and provisions of this Lease shall inure to and be binding upon the respective successors and assigns of the Lessee and the Lessor. This Lease contains the entire agreement of the parties, and no representations, inducements, promises or agreements, oral or otherwise not embodied herein shall be of any force or effect.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands on the day and year aforesaid.

SIGNED AND ACKNOWLEDGED                        LESSOR:

IN THE PRESENCE OF:

                                               /s/ George E. Thurner Jr.
                                               ---------------------------------
                                               George E. Thurner Jr., President
                                               ADAM WHOLESALERS, INC.

                                                /s/ Robin F. Hughes
                                               --------------------------------
                                               Robin F. Hughes, Vice President
                                               ADAM WHOLESALERS, INC.

                                               LESSEE:

                                               ADAM WHOLESALERS, DENVER
                                               -------------------------------

                                               /s/ George E. Thurner Jr.
                                               --------------------------------
                                               George E. Thurner, Jr. President
                                               ADAM WHOLESALERS, INC.

                                               /s/ Robin F. Hughes
                                               --------------------------------
                                               Robin F. Hughes, Vice President
                                               ADAM WHOLESALERS, INC.

STATE OF OHIO                )
                             ) SS
COUNTY OF HAMILTON           )

BE IT REMEMBERED, that on this 1ST DAY OF JANUARY, 1995 before me, the subscriber, a Notary Public in and for said County and State, personally came George E. Thurner, Jr.; Robin F. Hughes as Lessors in the foregoing Lease, and acknowledge the signing of said instrument to be their voluntary act and deed for the uses and purposes herein mentioned.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.


                                                  Catherine Knose-Keller
                                                  -----------------------------
                                                  NOTARY PUBLIC

STATE OF OHIO              )
                           ) SS
COUNTY OF HAMILTON         )

BE IT REMEMBERED, that on this 1ST DAY OF JANUARY, 1995, before me, the subscriber, a Notary Public in and for said County and State, personally came the above named Lessee, ADAM WHOLESALERS, DENVER by George E. Thurner, Jr. its President and Robin F. Hughes its Vice President who acknowledged the signing of the foregoing Lease to be the voluntary act and deed of said corporation as such Lessee, and of themselves as the duly authorized officers thereof, for the uses and purposes therein mentioned.

        IN TESTIMONY WHEREOF, I have here unto set my hand and affixed my notarial seal on the day and year last above written.




                                                  Catherine Knose-Keller
                                                  ------------------------------
                                                  NOTARY PUBLIC

                                              3
90113735.01
90113735.01



          ASSIGNMENT AND ASSUMPTION AND MODIFICATION OF LEASE AGREEMENT



        This Assignment and Assumption of Lease Agreement (the "Agreement") made this 19th day of February, 1999 by and among Adam Wholesalers, Inc. (the "Lessor") (which may be known in the future as MAE Holding Company), Adam Wholesalers of Denver, Inc. a/k/a Adam Wholesalers, Denver (the "Assignor") and Morgan Products Ltd. (the "Assignee") (which may in the future do business under the name of Adam Wholesalers, Inc.).

        WHEREAS, Assignor is the Lessee under that certain lease dated January 1, 1995 (the "Lease") by and between the Lessor and Assignor for premises located at 5555 Joliet Street, Denver, Colorado and as more particularly described in the Lease;

        WHEREAS, the Lessor and Assignee have entered into that certain asset purchase agreement (the "Purchase Agreement") dated as of December 22, 1998; and

        WHEREAS, pursuant to the Purchase Agreement and this Agreement, Assignee is assuming Assignor's interest as Lessee in the Lease; and

        WHEREAS, Lessor, Assignor and Assignee desire to modify certain terms of the Lease; and

        WHEREAS, Assignor desires to assign its interest under the Lease to Assignee, and Assignee desires to accept such assignment on the terms and conditions set forth herein.

        NOW, THEREFORE, the parties hereby amend and modify the terms of the Lease as follows below; and


        NOW, THEREFORE, in consideration of their mutual covenants hereafter set forth and other good and valuable consideration paid by Assignee to Assignor, the receipt of which is hereby acknowledged by Assignor, Assignor assigns, grants, transfers and sets over all of its right, title, claim and interest in and under the Lease to Assignee and its successors and assigns.

        TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from the date hereof, subject to the terms and conditions contained in the Lease.


    1. Assignor hereby assigns all of its right, title and interest in the Lease to Assignee, and Assignee hereby assumes the performance and observance of all the terms, covenants and conditions of the Lease to be performed or observed by Assignor from and after the date hereof.


    2. Paragraph 4 b. is deleted in its entirety and the following substituted therefor:

               "Lessee covenants and agrees that during the term of this Lease it will, at Lessee's own cost and expense, carry extended coverage "all risk" insurance on the demised premises in an amount not less than the full replacement value of all structures erected on said premises, insuring said structures against loss, destruction or damage by fire or other casualty. Lessee shall also carry comprehensive general liability insurance for bodily or personal injury to, illness of, or death of persons and damage to property occurring in on, or about the demised premises with limits which are commercially reasonable. All of Lessee's insurance policies shall name Lessor as an additional insured. If demised premises shall be damaged or destroyed by fire or other casualty, then Lessee, at its sole cost and expense shall repair and restore the same to such condition as approximately existed immediately prior to such loss, damage or destruction. Lessee's repair and restoration shall be subject to then applicable legal requirements.

If an event of casualty occurs within two (2) years of the expiration of the term of this Lease, the Lessee may elect not to repair and restore the demised premises and to cancel and terminate the Lease. Such election shall be made within thirty (30) days from the date of casualty. In the event Lessee elects to terminate the Lease, Lessee shall assign its insurance proceeds to the Lessor provided that the insurance proceeds are sufficient to repair and restore the demised premises.

    3. Paragraph 4 c. of the Lease is hereby amended by adding the following thereto:

               "Lessor shall make necessary repairs and replacements to the roof and to the structural portions of the foundation and exterior walls of the demised, provided that the repairs are not made necessary by the act or omission of Lessee, its employees, agents or invitees, nor by reason of Lessee's making repairs, alterations and improvements to the Building. In addition, Lessor's obligation shall be limited to all such costs in excess of $10,000.00 during any calendar year. For example, if the roof is in need of repair or replacement and the costs therefor is $30,000.00, Lessee shall be responsible for $10,000.00 of the cost, and Lessor shall be responsible for $20,000.00 of the cost. After the completion of any such repair, Lessee shall pay its share of such costs within ten (10) days after receipt of invoice from Lessor."

    4. Lessor, Assignor and Assignee further agree to the addition of the following provisions to the Lease:

               7. That at any time and from time to time, Lessee's interest under this Lease may be assigned and re-assigned upon notice to the Lessor but without requiring the Lessor's consent thereto provided that the Assignee remains liable under the Lease.

               8. In addition to any other covenants or obligations of Lessor under this Lease, Lessor covenants and agrees as follows: That Assignee, upon payment of the rent above reserved, and upon the due performance of the covenants and agreements herein contained, shall and may at all times peaceably and quietly have, hold and enjoy the demised premises for the remaining Term of this Lease without any manner or hindrance or molestation from Lessor or anyone claiming under Landlord.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day, month and year first above written.

                                             ASSIGNOR:

                                             ADAM WHOLESALERS, INC.

                                             By:  /s/ George E. Thurner, Jr.
                                                  -----------------------------
                                                  Name:  George E. Thurner, Jr.
                                                  Title: President

                                             ASSIGNEE:

                                             MORGAN PRODUCTS LTD.

                                             By:  /s/ Larry R. Robinette
                                                  -----------------------------
                                                  Name:  Larry R. Robinette
                                                  Title: President & CEO

CONSENTED TO:

LESSOR

ADAM WHOLESALERS, INC.

By:  /s/ George E. Thurner, Jr.
     -----------------------------
     Name:  George E. Thurner, Jr.
     Title: President